Exhibit F

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP
                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900

                                  June 19, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:      Statement on Form U-1 of Georgia Power Company


Ladies and Gentlemen:


         We are familiar with the statement on Form U-1 referred to above and, as counsel to Georgia Power Company ("Georgia"), are furnishing this opinion with respect to the proposed transactions contemplated in connection with the delivery of a Letter (as defined in such statement on Form U-1) relating to the reimbursement of Alabama Power Company for certain payments as described in such statement on Form U-1.

         We are of the opinion that Georgia is validly organized and duly existing as a corporation under the laws of the State of Georgia and that, upon the issuance of your order herein and in the event that the proposed transactions are consummated in accordance with such statement on Form U-1 and such order:

         (a) all state laws applicable to the proposed transactions by Georgia will have been complied with;

         (b) Georgia's obligations with respect to the Letter will be valid and binding obligations of Georgia in accordance with their terms; and

         (c) the consummation of the proposed transactions by Georgia will not violate the legal rights of the holders of any securities issued by Georgia or any associate company thereof.


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         We hereby consent to the use of this opinion in connection with the above-referenced statement on Form U-1.

                                Very truly yours,

                              /s/Troutman Sanders LLP

                               TROUTMAN SANDERS LLP